Exhibit 99.1

Rosetta Stone Inc. Reports Second Quarter 2014 Results

E&E Momentum Taking Hold with 73% Bookings Growth and 8% Pro Forma Bookings Growth
Highest E&E Bookings in the Company's History

ARLINGTON, VA — August 5, 2014 — Rosetta Stone Inc. (NYSE:RST), a leading provider of technology-based language-learning, reading and brain fitness solutions, today announced financial results for the second quarter of 2014.

•	Transformation continues to move forward

•	Enterprise & Education (“E&E”) business improves with accelerating 73% bookings growth and 8% pro forma growth

•	Integration of acquisitions is proceeding as planned and acquired businesses are contributing to bookings gains

•	Consumer business still negatively impacted by soft retail and call center channels

•	Delivered financial results in line with guidance

•	Confirming full-year 2014 guidance

"The second quarter reflected further evidence of the transformation underway at Rosetta Stone," stated Steve Swad, President and Chief Executive Officer. "With accelerating growth in our E&E segment, we started to see the positive results of our increased focus on this business, in both language and literacy. These results give us confidence that we are on a path to accelerate E&E growth further in the second half of the year. In North America Consumer, we are still fighting headwinds caused by channel shift and pricing pressure, but we made strides towards expanding our ecosystem of consumers across language and brain fitness. We are excited about how our expanding consumer portfolio, with the addition of Fit Brains and the late 2014 introduction of Rosetta Stone Reading for Kids, should stabilize and incrementally grow our Consumer business."

Second Quarter 2014 Operational and Financial Highlights

Bookings: Total consolidated bookings, excluding the shuttered North American Kiosk channel, increased 10% to $69.0 million from $62.5 million in the year-ago period. Bookings in the Global Enterprise & Education (“E&E”) segment increased 73% compared with a year-ago.  Pro forma E&E bookings increased 8% versus a year-ago. Within E&E, language bookings increased 2% on a pro forma basis while bookings from Literacy increased 38% on a pro forma basis compared with the second quarter of 2013. North America Consumer segment (“NA Consumer”) bookings excluding Kiosk decreased 10% to $34.8 million from $38.7 million, reflecting a $3.2 million decrease in retail channel bookings and a decline in call center bookings.  Web channel bookings increased slightly in the quarter, while bookings from Fit Brains added an incremental $1.2 million to NA Consumer.  Rest of World (“ROW”) Consumer segment bookings declined 27%, primarily reflecting the downsizing of operations in Asia in the first quarter of 2014.

US$ thousands

	Three Months Ended June 30,
	2014	2013	% change
Bookings from:
N.A. Consumer ex Kiosk	$34,816	$38,746	(10)%
Rest of World Consumer	5,018	6,879	(27)%
Global Enterprise and Education	29,171	16,883	73%
Total ex N.A. Kiosk	$69,005	$62,508	10%
Total	$69,005	$63,083	9%

Revenue: Total revenue excluding North American Kiosk channel revenues, which was shuttered in April of 2013, decreased $3.9 million or 6% to $57.3 million from $61.2 million.  E&E revenue grew 32% in the second quarter compared with a year ago. NA Consumer revenue excluding Kiosk decreased 17% to $32.4 million, primarily reflecting weakness in the retail and call center channels.  Fit Brains contributed $0.5 million during the quarter.  ROW Consumer revenue decreased 27% due mainly to the downsizing in Asia in the first quarter of 2014.

US$ thousands

	Three Months Ended June 30,
	2014	2013	% change
Revenue from:
N.A. Consumer ex Kiosk	$32,434	$39,021	(17)%
Rest of World Consumer	5,467	7,478	(27)%
Global Enterprise and Education	19,414	14,727	32%
Total ex N.A. Kiosk	$57,315	$61,226	(6)%
Total	$57,315	$62,139	(8)%

•
Adjusted EBITDA: Adjusted EBITDA in the second quarter was negative $0.1 million vs. $3.7 million a year ago.  The decrease in Adjusted EBITDA compared with 2Q13 primarily reflects the lower contribution from N.A. Consumer, partially offset by an increase in contribution from E&E. The lower contribution from N.A. Consumer is primarily due to the $4.5 million of lower bookings in the quarter, predominantly from the retail channel, combined with higher sales & marketing costs of approximately $2.4 million. The net effect is a $6.5 million decrease in segment contribution from N.A. Consumer. This was partially offset by a $3.7 million increase in segment contribution from E&E. Contribution from ROW Consumer was unchanged with the prior year period.

•
Balance Sheet and Cash Flow: Cash at the end of the quarter was $46.8 million compared with $56.0 million at 3/31/14. The company continued to have no debt. Deferred revenue of $93.2 million increased $11.7 million in the quarter compared with $81.5 million at 3/31/14 and increased $31.2 million compared with $61.6 million a year ago, reflecting the growth in E&E over the past year. Over 80% of this deferred revenue balance is short term and will be recognized over the next 12 months. Free cash flow in the second quarter was negative $7.7 million compared with positive $0.8 million a year ago, but was a sequential improvement of $7.3 million from the first quarter of 2014. The decline in free cash flow reflects the impact of lower Adjusted EBITDA, a $1.5 million increase in capital expenditures to $3.2 million, and an increase in working capital. A cash payment of $1.7 million related to the holdback for the Lexia acquisition was paid in the quarter.

Guidance

The company is maintaining its guidance for the full year 2014 as follows:

FY 2014 Guidance

	Amount/Range	Commentary
Consolidated Bookings	$315MM to $325MM	Mid-single digit % growth

Adjusted EBITDA	$18MM to $22MM	~5% margin

Shares outstanding	~22MM

Capital Expenditures	$10MM to $14MM	Acquisition Integrations

Long-term effective tax rate	39%

Non-GAAP Financial Measures

This press release contains several non-GAAP financial measures.

•	Bookings represent executed sales contracts received by the Company that are either recorded immediately as revenue or as deferred revenue.

•
Adjusted EBITDA is GAAP net income/(loss) plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expense, goodwill impairment plus the change in deferred revenue (excluding acquired deferred revenue) less the change in deferred commissions.  In addition, Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring and related wind down costs, severance costs and transaction and other costs associated with mergers and acquisitions as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets. Adjusted EBITDA for prior periods has been revised to conform to current definition.

•	Free cash flow is cash flow from operations less cash used in purchases of property and equipment.

Management believes that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors.  Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software and education-technology companies, many of which present similar non-GAAP financial measures to investors.

Management typically excludes the amounts described below when evaluating the Company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company’s operating performance, due to the following factors:

•
Amortization of Acquired Intangibles. Amortization costs and the related tax effects are fixed at the time of an acquisition, and then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•
Stock-based Compensation. Although stock-based compensation is an important aspect of compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.  In addition, the impact of shares granted under these plans is considered in the Company’s EPS calculation to the extent the shares are dilutive.

•
Bookings. Although revenue is an important aspect of measuring Company performance, the Company believes total sales bookings can be a valuable indicator of the Company’s performance.  The Company is transitioning to a greater amount of subscription sales, which results in an increasing portion of sales being recorded as deferred revenue.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.  The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements.  In addition, they are subject to inherent limitations, because they reflect the exercise of judgments by management about which expenses and items of income are excluded from these non-GAAP financial measures and may not be calculated in the same manner as other companies’ similarly titled non-GAAP measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results.  The company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Earnings Results Webcast

This news release and the accompanying tables should be read in conjunction with the additional content that is available on the company’s website.

In conjunction with this announcement, Rosetta Stone will host an Earnings Results webcast today at 5:00 pm eastern time (ET) during which time there will be a discussion of the results and the company’s business outlook.

The webcast will be available live on the Investor Relations page of the company’s website at http://investors.rosettastone.com.

A recorded replay of the webcast will be available on the “Investor Relations” page of the company’s web site http://investors.rosettastone.com after the live discussion.

About Rosetta Stone

Rosetta Stone Inc. (NYSE: RST) is dedicated to changing the way the world learns. The company's innovative technology-driven language, reading and brain fitness solutions are used by thousands of schools, businesses, government organizations and millions of individuals around the world. Founded in 1992, Rosetta Stone pioneered the use of interactive software to accelerate language learning. Today the company offers courses in 30 languages, from the most commonly spoken (such as English, Spanish and Mandarin) to the less prominent (including Swahili, Swedish and Tagalog). Since 2013, Rosetta Stone has expanded beyond language and deeper into education-technology with its acquisitions of Livemocha, Lexia Learning, Vivity Labs, and Tell Me More. Rosetta Stone is based in Arlington, VA, and has offices around the world.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this presentation and certain comments today constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including demand for our language learning solutions; the advantages of our products, services, technology, brand and business model as compared to others; our strategic focus; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans; our international operations and growth plans; our plans regarding our kiosks and retail relationships; our plans regarding our Enterprise and Education business; the impact of any revisions to our pricing strategy; our ability to manage and grow our business and execute our business strategy; our financial performance; our actions to realign our cost structure and revitalizing our go-to-market strategy; our plans to transition our distribution to more online in the consumer business; our ability to expand our product offerings beyond our core adult-focused language learning solutions, including the launch of Kids reading and brain fitness; our ability to introduce successfully Lexia’s Core5 reading product to the consumer market; our ability to expand our offerings to more devices and apps, our ability to identify and successfully close and integrate additional acquisition targets; our plans with respect to and our ability to successfully integrate Lexia, Livemocha, Tell Me More and Vivity into our business; adverse trends in general economic conditions and the other factors including the “Risk Factors” more fully described in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including the Company’s annual report on Form 10-K for the year period ended December 31, 2013, which is on file with the SEC. We encourage you to review those factors before making any investment decision. You should not place undue reliance on forward-looking statements because they involve factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Today’s presentation and discussion also contains references to non-GAAP financial measures.  The full definition and reconciliation of those measures is available in our Form 8-K filed with the SEC on August 5, 2014.  Management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes.  Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends.  Our definitions of non-GAAP measures may not be comparable to the definitions used by other companies, and we encourage you to review and understand all our financial reporting before making any investment decision.

Investor Contact:	Media Contact:
Steve Somers, CFA	Jonathan Mudd
Vice President, Corporate Development & Investor Relations	Head, Global Communications
ssomers@rosettastone.com	jmudd@rosettastone.com
703-387-5876	571-357-7148

Source: Rosetta Stone Inc.

ROSETTA STONE INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$46,839	$98,825
Restricted cash	93	12,424
Accounts receivable (net of allowance for doubtful accounts of $1,545 and $1,000, respectively)	49,643	60,342
Inventory, net	7,552	6,639
Prepaid expenses and other current assets	14,668	12,294
Income tax receivable	963	197
Total current assets	119,758	190,721
Property and equipment, net	24,651	17,766
Goodwill	78,684	50,059
Intangible assets, net	38,507	29,006
Other assets	4,315	3,224
Total assets	$265,915	$290,776
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,577	$10,326
Accrued compensation	15,895	16,380
Obligations under capital lease	653	256
Other current liabilities	29,417	41,936
Deferred revenue	76,346	67,173
Total current liabilities	132,888	136,071
Deferred revenue	16,880	11,684
Deferred income taxes	10,936	9,022
Obligations under capital lease	3,769	217
Other long-term liabilities	2,291	2,539
Total liabilities	166,764	159,533
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000 and 10,000 shares authorized, zero and zero shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	—	—
Non-designated common stock, $0.00005 par value, 190,000 and 190,000 shares authorized, 22,832 and 22,588 shares issued and 21,832 and 21,588 shares outstanding at June 30, 2014 and December 31, 2013, respectively	2	2
Additional paid-in capital	175,124	171,123
Accumulated loss	(65,284)	(29,292)
Accumulated other comprehensive income	744	845
Treasury stock, at cost, 1,000 shares at June 30, 2014 and 1,000 shares at December 31, 2013	(11,435)	(11,435)
Total stockholders' equity	99,151	131,243
Total liabilities and stockholders' equity	$265,915	$290,776

ROSETTA STONE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
		(As Adjusted)*		(As Adjusted)*
Revenue:
Product	$28,125	$35,458	$60,497	$73,049
Subscription and service	29,190	26,681	57,583	53,013
Total revenue	57,315	62,139	118,080	126,062
Cost of revenue:
Cost of product revenue	7,269	6,998	15,093	13,938
Cost of subscription and service revenue	4,691	3,226	9,038	6,550
Total cost of revenue	11,960	10,224	24,131	20,488
Gross profit	45,355	51,915	93,949	105,574
Operating expenses:
Sales and marketing	37,833	32,787	76,930	70,059
Research and development	8,368	9,093	17,142	16,451
General and administrative	14,002	13,634	30,055	26,222
Goodwill impairment	—	—	2,199	—
Lease abandonment and termination	118	35	3,688	828
Total operating expenses	60,321	55,549	130,014	113,560
Loss from operations	(14,966)	(3,634)	(36,065)	(7,986)
Other income and (expense):
Interest income	5	43	10	84
Interest expense	(50)	—	(106)	(45)
Other income and (expense)	(248)	(9)	(22)	410
Total other income (expense)	(293)	34	(118)	449
Loss before income taxes	(15,259)	(3,600)	(36,183)	(7,537)
Income tax (benefit) expense	491	(387)	(191)	580
Net loss	$(15,750)	$(3,213)	$(35,992)	$(8,117)
Loss per share:
Basic	$(0.74)	$(0.15)	$(1.70)	$(0.38)
Diluted	$(0.74)	$(0.15)	$(1.70)	$(0.38)
Common shares and equivalents outstanding:
Basic weighted average shares	21,252	21,569	21,188	21,465
Diluted weighted average shares	21,252	21,569	21,188	21,465

* Certain amounts have been adjusted for the retrospective change in accounting principle for sales commissions.

ROSETTA STONE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
		(As Adjusted)*		(As Adjusted)*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,750)	$(3,213)	$(35,992)	$(8,117)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	1,953	2,036	3,359	3,704
Bad debt expense	515	465	1,472	227
Depreciation and amortization	3,460	2,224	6,894	4,596
Deferred income tax expense (benefit)	292	(912)	(464)	(623)
Loss on disposal of equipment	3	64	109	205
Loss on goodwill impairment	—	—	2,199	—
Net change in:
Restricted cash	(43)	(23)	17	9
Accounts receivable	(5,064)	(3,125)	12,852	8,010
Inventory	687	1,298	(347)	552
Prepaid expenses and other current assets	(1,640)	(298)	(1,853)	(2,744)
Income tax receivable	(13)	398	(652)	811
Other assets	(983)	(63)	(921)	42
Accounts payable	(1,192)	3,156	(680)	2,947
Accrued compensation	4,666	4,853	(3,457)	(1,559)
Other current liabilities	(2,592)	(5,543)	(12,053)	(9,796)
Other long term liabilities	(78)	(35)	(250)	336
Deferred revenue	11,305	1,206	11,663	(1,747)
Net cash provided by (used in) operating activities	(4,474)	2,488	(18,104)	(3,147)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,178)	(1,684)	(4,544)	(4,212)
Decrease in restricted cash for Vivity acquisition	—	—	12,314	—
Acquisitions, net of cash acquired	(1,526)	(8,180)	(41,687)	(8,180)
Net cash used in investing activities	(4,704)	(9,864)	(33,917)	(12,392)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	188	1,448	642	1,798
Repurchase of shares from exercised stock options	—	(1,040)	—	(1,040)
Proceeds from equity offering, net of issuance costs	—	(171)	—	(171)
Payments under capital lease obligations	(305)	(3)	(366)	(196)
Net cash provided by (used in) financing activities	(117)	234	276	391
Decrease in cash and cash equivalents	(9,295)	(5,869)	(51,745)	(15,148)
Effect of exchange rate changes in cash and cash equivalents	160	(100)	(241)	(972)
Net decrease in cash and cash equivalents	(9,135)	(5,969)	(51,986)	(16,120)
Cash and cash equivalents—beginning of period	55,974	139,311	98,825	148,190
Cash and cash equivalents—end of period	$46,839	$132,070	$46,839	$132,070

* Certain amounts have been adjusted for the retrospective change in accounting principle for sales commissions.

ROSETTA STONE INC.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
		(As Adjusted)*		(As Adjusted)*
GAAP net loss	$(15,750)	$(3,213)	$(35,992)	$(8,117)
Interest (income)/expense, net	45	(43)	97	(39)
Income tax (benefit) expense	491	(387)	(191)	580
Depreciation and amortization	3,431	2,168	6,802	3,924
Depreciation related to restructuring	30	56	92	672
Goodwill impairment	—	—	2,199	—
Stock-based compensation	1,953	2,036	3,359	3,704
Other EBITDA adjustments	561	2,526	8,567	4,614
Change in deferred revenue	11,689	929	12,165	(2,624)
Change in deferred commission	(2,556)	(357)	(3,933)	(144)
Adjusted EBITDA**	$(106)	$3,715	$(6,835)	$2,570

* Certain amounts have been adjusted for the retrospective change in accounting principle for sales commissions.

** Adjusted EBITDA is GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization, goodwill impairment, and stock-based compensation expenses, plus the change in deferred revenue excluding increases in deferred revenue from acquisitions less the change in deferred commissions. Adjusted EBITDA excludes the change in deferred commissions, any items related to the litigation with Google Inc., restructuring and related wind down costs, severance costs, and transaction and other costs associated with mergers and acquisitions. Adjusted EBITDA for prior periods has been revised to conform to the current definition.

ROSETTA STONE INC.
Reconciliation of Cash Provided by (Used in) Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
		(As Adjusted)*		(As Adjusted)*
Net cash provided by (used in) operating activities	$(4,474)	$2,488	$(18,104)	$(3,147)
Purchases of property and equipment	(3,178)	(1,684)	(4,544)	(4,212)
Free cash flow**	$(7,652)	$804	$(22,648)	$(7,359)

* Certain amounts have been adjusted for the retrospective change in accounting principle for sales commissions.

** Free cash flow is cash flow from operations less cash used in purchases of property and equipment.

Rosetta Stone Inc.
Business Metrics
(in thousands)

	Quarter-Ended					Quarter-Ended
	3/31/2013	6/30/2013	9/30/2013	12/31/2013	2013	3/31/2014	6/30/2014
Net Bookings by Market

North America Consumer	41,303	39,321	38,629	52,620	171,873	36,141	34,816
Rest of World Consumer	8,310	6,879	7,471	7,300	29,960	6,817	5,018
Worldwide Consumer	49,613	46,200	46,100	59,920	201,833	42,958	39,834

Global Enterprise and Education	10,758	16,883	24,594	24,067	76,302	18,282	29,171
Total	60,371	63,083	70,694	83,987	278,135	61,240	69,005

YoY Growth (%)
North America Consumer	(1)%	5%	(9)%	(9)%	(4)%	(12)%	(11)%
Rest of World Consumer	(34)%	(15)%	(29)%	(27)%	(27)%	(18)%	(27)%
Worldwide Consumer	(9)%	2%	(13)%	(12)%	(8)%	(13)%	(14)%

Global Enterprise and Education	(2)%	(4)%	27%	47%	18%	70%	73%
Total	(8)%	—%	(2)%	—%	(2)%	1%	9%

% of Total Net Bookings
North America Consumer	68%	62%	55%	63%	62%	59%	50%
Rest of World Consumer	14%	11%	10%	9%	11%	11%	7%
Worldwide Consumer	82%	73%	65%	72%	73%	70%	58%

Global Enterprise and Education	18%	27%	35%	29%	27%	30%	42%
Total	100%	100%	100%	100%	100%	100%	100%

Revenue by Market

North America Consumer	41,385	39,934	38,699	53,998	174,016	36,214	32,434
Rest of World Consumer	8,570	7,478	7,165	7,207	30,420	6,669	5,467
Worldwide Consumer	49,955	47,412	45,864	61,205	204,436	42,883	37,901

Global Enterprise and Education	13,969	14,727	15,008	16,505	60,209	17,882	19,414
Total	63,924	62,139	60,872	77,710	264,645	60,765	57,315

YoY Growth (%)
North America Consumer	(4)%	8%	(3)%	2%	1%	(12)%	(19)%
Rest of World Consumer	(30)%	(7)%	(28)%	(29)%	(24)%	(22)%	(27)%
Worldwide Consumer	(10)%	5%	(8)%	(3)%	(4)%	(14)%	(20)%

Global Enterprise and Education	(1)%	(7)%	4%	5%	—%	28%	32%
Total	(8)%	2%	(5)%	(1)%	(3)%	(5)%	(8)%

% of Total Revenue
North America Consumer	65%	64%	64%	69%	66%	60%	56%
Rest of World Consumer	13%	12%	11%	9%	11%	11%	10%
Worldwide Consumer	78%	76%	75%	78%	77%	71%	66%

Global Enterprise and Education	22%	24%	25%	21%	23%	29%	34%
Total	100%	100%	100%	100%	100%	100%	100%

Prior period data has been modified where applicable to conform to current presentation for comparative purposes. Immaterial rounding differences may be present in this data in order to conform to Financial Statement totals.

	Quarter-Ended					Quarter-Ended
	3/31/2013	6/30/2013	9/30/2013	12/31/2013	2013	3/31/2014	6/30/2014
Unit Metrics

Product Unit Volume (thousands)	141.8	148.6	157.7	233.5	681.6	132.6	130.4
Paid Online Learners (thousands)	80.6	85.1	88.6	94.1	94.1	100.4	108.1

YoY Growth (%)
Product Units	(1)%	15%	8%	11%	8%	(6)%	(12)%
Paid Online Learners	95%	75%	54%	38%	38%	25%	27%

Average Net Revenue Per Unit ($)
Average Net Revenue per Product Unit	$312	$275	$250	$234	$263	$273	$238
Average Net Revenue per Online Learner (monthly)	$26	$25	$24	$23	$25	$22	$19

YoY Growth (%)
Average Net Revenue per Product Unit	(15)%	(14)%	(20)%	(15)%	(16)%	(13)%	(13)%
Average Net Revenue per Online Learner	(7)%	(6)%	(1)%	(5)%	(30)%	(15)%	(24)%

Revenues by Geography

United States	52,791	52,163	51,013	67,485	223,451	49,410	46,637
International	11,133	9,976	9,859	10,226	41,194	11,355	10,678
Total	63,924	62,139	60,872	77,711	264,645	60,765	57,315

Revenues by Geography (as a %)
United States	83%	84%	84%	87%	82%	81%	81%
International	17%	16%	16%	13%	18%	19%	19%
Total	100%	100%	100%	100%	100%	100%	100%

Prior period data has been modified where applicable to conform to current presentation for comparative purposes. Immaterial rounding differences may be present in this data in order to conform to Financial Statement totals.